_______________________

FLORIDA COMMUNITY BANKS, INC.
_______________________

March 20, 2007

Dear Fellow Shareholders:

We are pleased to invite you to Florida Community Banks, Inc.’s 2007 Annual Meeting of Shareholders. This year’s Annual Meeting will be held at our main office located at 1400 North 15th Street, Immokalee, Florida 34142, on Thursday, April 19, 2007, at 5:30 p.m.

The Notice of the 2007 Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting, including the election of directors. Our directors and officers will be present at the Annual Meeting to respond to any of your questions and discuss our performance and plans for the future.

Regardless of the number of shares that you own, your vote is important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Annual Meeting, you will be given that opportunity, as well.

On behalf of our Board of Directors, executive officers, and employees, we look forward to seeing you at the Annual Meeting.

Sincerely,

Stephen L. Price
Chairman of the Board,
President and Chief Executive Officer

_______________________

FLORIDA COMMUNITY BANKS, INC.
_______________________

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2007

The 2007 Annual Meeting of Shareholders of Florida Community Banks, Inc. (“FCBI”) will be held at our main office located at 1400 North 15th Street, Immokalee, Florida 34142, on April 19, 2007, at 5:30 p.m. At the meeting, the following items will be presented and voted upon:

I - The election of eight members to serve on FCBI’s Board of Directors;

II -	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing item; and

III -	The transaction of any other business that properly comes before the Annual Meeting, or any adjournment thereof.

FCBI’s Board of Directors has fixed the close of business on March 19, 2007, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2007 Annual Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the enclosed postage prepaid, pre-addressed envelope. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting in person at that time.

By Order of the Board of Directors,

Stephen L. Price
Chairman of the Board,
President and Chief Executive Officer

Immokalee, Florida
March 20, 2007

_______________________

FLORIDA COMMUNITY BANKS, INC.
_______________________

PROXY STATEMENT
2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

➢ Thursday, April 19, 2007 ➢ 5:30 p.m. ➢ Corporate Headquarters 1400 North 15th Street Immokalee, Florida

Solicitation and Voting of Proxies

This Proxy Statement and the accompanying Proxy Card are being furnished to Florida Community Banks, Inc.’s (“FCBI”) shareholders of record as of March 19, 2007. Through this mailing, FCBI’s Board of Directors is soliciting proxies for the use at the Annual Meeting. Our Annual Report and Form 10-K are enclosed with this Proxy Statement. These documents provide important information about our business, including audited financial statements, and are first being mailed to our shareholders on or about March 22, 2007.

It is important that your shares be represented by proxy, or that you are present to vote in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you presently plan to be in attendance at the Annual Meeting, we are requesting that you also submit a Proxy Card or voting instruction form, in the event you unexpectedly are unable to attend the Annual Meeting and vote in person. This will ensure that your shares are voted whether or not you are present at the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. The Board recommends that you vote:

► FOR the election of the eight director nominees; and

►	FOR the adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to elect the eight director nominees.

If you do not indicate a preference, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be brought up for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

Voting Procedures

Only our common stockholders of record at the close of business on March 19, 2007, the shareholder record date, will be entitled to vote at the Annual Meeting. Record shareholders representing a majority of our outstanding common stock, whether present or represented by proxy, constitutes a quorum for the holding of the Annual Meeting. The number of shares of our common stock outstanding on December 31, 2006, was 6,591,387, held by approximately 1,050 shareholders. Each share of common stock entitles its owner to one vote upon each matter to come before the Annual Meeting.

In accordance with Florida law and FCBI’s Bylaws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matters voted upon at the Annual Meeting will be determined by a majority of the votes cast.

A shareholder may abstain or withhold a vote with respect to any item submitted at the Annual Meeting for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the proposals to be considered at the Annual Meeting will be determined by the total votes cast, abstentions and withheld votes will not affect such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

If you own shares through a brokerage firm, shares held in “street name,” you may instead receive a voting instruction form with this Proxy Statement that you may use to inform the brokerage firm how you wish your shares to be voted. As with a Proxy Card, you may vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have also arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

If your shares are held by a brokerage firm or bank, under certain circumstances the brokerage firm or bank may be entitled to vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, including the election of directors. When a firm or bank votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm or bank may not, however, vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather are not counted at all for these matters. There are no non-routine matters being considered at this Annual Meeting.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum will be present, prior to the commencement of the Annual Meeting. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Revocation of Proxy

Any shareholder holding common stock of record may revoke a previously granted proxy at any time prior to it being voted, by delivering to our Corporate Secretary a written notice of revocation or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person.

Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

PROPOSAL I

At the Annual Meeting, shareholders are being asked to elect all eight of our directors to serve one-year terms, or until their respective successors have been duly elected and qualified. Shares of our common stock that are represented by properly executed proxies will be voted for the director nominees named below, unless instructions specified on the Proxy Card provide otherwise. All of the director nominees have indicated their willingness to serve on our Board of Directors; however, in the event any of the director nominees knowingly becomes unavailable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors will be voted for the election of such other person as the Board of Directors may choose to nominate, unless the Board elects to reduce the size of the Board to the number of director nominees available to serve. To the best of our knowledge, no nominee is being proposed for election pursuant to any agreement between that person and any other person. With the exception of our President and Chief Executive Officer Stephen L. Price, the Board of Directors believes that all of the other members are “independent directors” as defined by the National Association of Securities Dealers.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect each director nominee. Abstentions or withheld votes will have the same effect as votes against a director nominee.

Information relating to the business experience, age, and beneficial ownership of our common stock of each director nominee is set forth on the following page. Also included in this table is information related to our non-director executive officers. Except as otherwise indicated below, this table includes all shares of common stock for which the director or executive officer has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement program as of December 31, 2006, and those shares that an individual has a right to acquire through the exercise of options, or portions thereof, which are either currently exercisable or become exercisable within 60 days of the date of this Proxy Statement. To the best of our knowledge, no shareholder, other than those listed in the following table, beneficially owns 5% or more of our common stock.

Name and Principal Occupation	Age	Year First Elected Director	Shares Owned	Right to Acquire	% of Class
Richard L. Bennett - Port Charlotte, Florida Florida Community Bank, Area President for Charlotte County	61	N/A	31	-	-(1)%
Beauford E. Davidson - LaBelle, Florida Owner of Davidson’s Drycleaners.	71	1998	33,662	-	-(1)
Larry T. Hall - LaBelle, Florida Florida Community Bank, Area President for LaBelle.	66	N/A	19,595(2)	18,870	-(1)
Guy W. Harris - Immokalee, Florida SVP & CFO of FCBI & Florida Community Bank	48	N/A	180,728(3)	1,920	2.71
Raymond T. Holland - Immokalee, Florida Florida Community Bank, Area President for Collier County.	60	N/A	13,374(4)	18,973	-(1)
Patrick B. Langford - LaBelle, Florida Sales Manager for Langford Ford Company.	51	1998	11,216(5)	-	-(1)
Robert K. Mays -Immokalee, Florida Florida Community Bank, Executive Vice President	49	N/A	184,621(3)	-	2.74
Lewis J. Nobles, Jr. - LaBelle, Florida Owner of Nobles Farms. Vice Chairman of the Board of Directors.	80	1998	251,001(6)	-	3.72
Jon R. Olliff - LeHigh Acres, Florida Retired President, Olliff, Trapp, Hamilton & Hered, DDS, P.A.	71	1996	61,828(7)	-	-(1)
James O’Quinn - Immokalee, Florida Retired.	57	1991	317,011	-	4.70
Stephen L. Price - Immokalee, Florida Chairman of the Board and President and Chief Executive Officer, FCBI and Florida Community Bank.	57	1981	131,953(8)	96,710	3.39
Bernard T. Rasmussen - LaBelle, Florida Citrus grower and retired Post Master.	76	1998	57,314(9)	-	-(1)
Daniel G. Rosbough - Immokalee, Florida General Manager of Chapman Fruit Co.	71	1991	343,980(10)	-	5.10
John G. Tamblyn - Fort Myers, Florida Community Bank Area President for Lee County.	60	N/A	355	10,575	-(1)
All directors and executive officers as a group (14 individuals)			1,426,241	147,048	23.35%
____________________
(1)	Less than 1%.
(2)	Includes 44 shares held as trustee, 268 shares owned by Mr. Hall’s spouse’s IRA and 1,422 shares owned by Larry T. Hall, Inc., of which Mr. Hall is the sole shareholder.
(3)	Both totals include 180,428 shares in FCBI’s ESOP.
(4)	Includes 192 shares owned by Mr. Holland’s spouse; 417 shares owned by his spouse’s Roth IRA and 4,589 shares owned by her IRA.
(5)	Includes 504 shares co-owned by his spouse.
(6)	Includes 13,105 shares owned by Mr. Nobles’ spouse.
(7)	Includes 30,914 shares owned by Mr. Olliff’s spouse as trustee.
(8)	Includes 54 shares owned by Mr. Price’s spouse and 912 owned with his grandchildren.
(9)	Includes 2,832 shares owned by Mr. Rasmussen’s spouse.
(10)	Includes 16,800 shares owned by F&F Farms, Inc., of which Mr. Rosbough is a 50% owner and 320,894 shares owned by Rosbough Enterprises Limited, of which Mr. Rosbough is the general partner.

The Board of Directors Recommends that Shareholders Vote “FOR” the Election of the Eight Director Nominees.

Executive Officers Who Are Not Directors

FCBI has no executive officers other than Mr. Price and Mr. Harris. In addition, Florida Community Bank has six other executive officers; their business experience is described below. None of the executive officers are related by blood, marriage, or adoption to any director or other executive officer. Officers are elected annually by our Board of Directors.

Richard L. Bennett, age 61, joined Florida Community Bank in January 2006 as Senior Vice President. Mr. Bennett was promoted to Area President for Charlotte County in December 2006. From 2005 to 2006 Mr. Bennett was Vice President of Fifth Third Bank in Port Charlotte and prior to that, from 2002 through 2004, Mr. Bennett was a yacht salesman with Southwest Florida Yacht in North Fort Myers. From 1987 through 1998, Mr. Bennett was a commercial loan officer with LaSalle Bank in Chicago.

Larry T. Hall, age 66, joined Florida Community Bank in July 1998. Mr. Hall serves as the Area President for LaBelle. From October 1996 to July 1998, Mr. Hall was Vice President of the Credit Services Group for the Independent Bankers’ Bank of Florida, Lake Mary, Florida. Mr. Hall served as the Senior Vice President and Senior Loan Officer for Farmers and Dealers Bank, Gainesville, Florida from February 1993 to September 1996. Mr. Hall is a graduate of the Louisiana State University School of Banking of the South.

Guy W. Harris, age 48, joined Florida Community Bank in December 2003 as Vice President. Mr. Harris serves as FCBI’s and the Bank’s Chief Financial Officer. Mr. Harris was promoted to Senior Vice President in December 2005. From July 2001 to August 2003, Mr. Harris was Vice President and Chief Financial Officer of Marine National Bank in Naples. Prior to that Mr. Harris was the Vice President and Controller for Citizens Community Bank in Marco Island.

Raymond T. Holland, age 60, joined Florida Community Bank in January 1994, as Senior Vice President. Mr. Holland was promoted to Executive Vice President/Lending in January 1995. He was promoted to Area President for Immokalee in January 1998. Mr. Holland has been a resident of Immokalee, Florida since 1994. Mr. Holland is a graduate of the Louisiana State University School of Banking of the South.

Robert K. Mays, age 49, joined Florida Community Bank in May 2006 as Executive Vice President of the Bank. From December 1998 to February 2006 he was President of the Grange Bank in Ohio. From December 1991 to December 1998 he was Senior Vice President of Fifth Third Bank in Ohio.

John G. Tamblyn, age 60, joined Florida Community Bank in March 2000. Mr. Tamblyn serves as Area President for Lee County. From May 1994 to February 2000, Mr. Tamblyn was Senior Vice President and Senior Lender for SouthTrust Bank of Southwest Florida.

BOARD OF DIRECTORS

Meetings

During the year ended December 31, 2006, FCBI’s Board of Directors held four meetings. All of our director nominees attended at least 75% of the total meetings of the Board of Directors and those Board committees on which each director served. FCBI requires its Directors to attend the Annual Meeting of Shareholders, and in 2006, all of our directors attended.

Committees

The Board has two standing committees - the Executive Committee and the Audit Committee.

Executive Committee - The Executive Committee has the same authority of the Board of Directors and has the ability to take actions on behalf of the Board of Directors when the entire Board is not in session. Through this authority, as provided under Florida law, the Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of FCBI. The Executive Committee, which is composed of Stephen L. Price (Chairman), Lewis J. Nobles, Jr., James O’Quinn and Daniel G. Rosbough, did not meet in 2006, because any matters that would have required the Committees attention were handled by the full Board, due to the fact that all the Board members live in the local area.

Audit Committee - The Audit Committee reviews FCBI’s auditing, accounting, financial reporting, and internal control functions. The Audit Committee’s duties include recommending our independent auditor, for which it is also responsible for reviewing the services provided by the auditor. The Audit Committee has adopted a formal Charter, which was previously included with the 2005 Proxy Statement as Exhibit A. The Board of Directors has reviewed the backgrounds and affiliations of the members of the Audit Committee and has concluded that the members of the Audit Committee are all “Independent Directors,” as defined under the National Association of Securities Dealers’ definition, being that they have no relationships that would impair their abilities to objectively and impartially execute their duties as a member of the Audit Committee. The Audit Committee does not have a designated financial expert. Based on the size and scope of FCBI’s operations, its geographic location, the experience of its Board, and the difficulties inherent in recruiting a financial expert, the Board has determined that it is not necessary to have an Audit Committee financial expert at this time.

Report of the Audit Committee

During 2006, the Audit Committee met four times to review and discuss with FCBI’s management and independent auditors:

•	Our audited financial statements for the fiscal year ended December 31, 2006;
•	Those matters required to be discussed by Statement on Auditing Standards 61; and
•	The written disclosures and letter from the independent auditors regarding their independence, as required by Independence Standards Board Standard No. 1.

Based upon those reviews and discussions, the Audit Committee recommended that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. All of the members attended at least 75% of the committee meetings. Before each meeting, the Committee meets in a private executive session, without the presence of management, to hear if the internal audit, credit and compliance review staff have any issues concerning the management of the Company; they also hold a private meeting with our external auditors. To our knowledge no issues have required any special attention by the Committee.

Bernard T. Rasmussen (Chairman),
Beauford E. Davidson
Lewis J. Nobles, Jr.
Jon R. Olliff

Director Nominations

FCBI does not have a standing Nominating Committee. The Board of Directors as a whole, excluding Stephen L. Price because of his non-independent status as an executive officer, performs the functions of a Nominating Committee for purposes of the annual selection of nominees for the election of directors. FCBI believes a standing Nominating Committee is not necessary because the Board as a whole considers nominees, is very familiar with the community, and is knowledgeable regarding the selection of directors from within its community. In addition, seven of FCBI’s eight members have been determined to be “Independent Directors.” The Board has not adopted a formal Charter, nor developed other written guidelines for its nominating process. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited such recommendations, nor has it to date established any director nominee criteria or shareholder nominee procedures. The Board has historically selected nominees based on their activity in the community, their positions with institutions FCBI has acquired, and their involvement with FCBI’s subsidiary, Florida Community Bank.

Director Compensation

FCBI does not have a standing Compensation Committee. Directors are paid fees of $650 per month for their service on the Board of Florida Community Bank. In 2006, the Board of Directors voted to award each director, except for Beauford E. Davidson, Lewis J. Nobles, and Bernard T. Rasmussen, a $10,000 bonus. In lieu of paying $10,000 bonuses to Messrs. Davidson, Nobles, and Rasmussen, we contributed certain amounts to a deferred compensation program established by Hendry County Bank prior to its 1998 merger with Florida Community Bank. The amounts of these contributions were: (i) $11,351 for Mr. Davidson; (ii) $3,973 for Mr. Nobles; and (iii) $4,615 for Mr. Rasmussen. The Board however, also awarded Mr. Davidson a $500 bonus, Mr. Rasmussen a $5,853 bonus and Mr. Nobles a $6,718 bonus. These bonuses and contributions were awarded based on our level of profitability.

Communication with the Board of Directors

FCBI has no formal procedures for shareholders to communicate with the Board of Directors. Should a shareholder wish to submit a written communication to the Board, the shareholder can mail or deliver such communication to Bernard T. Rasmussen, Chairman of the Audit Committee, Florida Community Banks, Inc., 1400 North 15th Street, Immokalee, Florida 34142. Should a shareholder wish to address the Board in person, it can submit such request to Mr. Price, as well. Depending on the matter which the shareholder wishes to present to the Board and the Board’s schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

Selection of Independent Auditors

Following consultation with and the recommendation of the Audit Committee, the Board of Directors has elected to retain the accounting firm of Schauer Taylor P.C. (“Schauer Taylor”), as the independent auditors for FCBI for the fiscal year ending December 31, 2007. Schauer Taylor has been FCBI’s and Florida Community Bank’s Independent Auditors since 1998. A representative from Schauer Taylor is expected to be present at the Annual Meeting to make a statement and to respond to any shareholder questions.

Audit Fees: The aggregate fees billed for professional services by Schauer Taylor in connection with the audit of the annual financial statements and the review of the financial statements included in FCBI’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2006 and 2005, were $143,545 and $166,005, respectively.

Audit-Related Fees: In 2006 and 2005, Schauer Taylor also billed FCBI $96,705 and $95,730, respectively, for fees reasonably related to the performance of its audit and reviews of financial statements. Such fees included travel and miscellaneous related fees.

Tax Fees: In 2006 and 2005, Schauer Taylor also billed FCBI $21,980 and $17,430, respectively, for tax compliance and advice, including the preparation of FCBI’s corporate tax returns.

 Profit Sharing and Employee Stock Ownership Plans: In 2006 and 2005, Schauer Taylor also billed FCBI $40,000 and $40,000, respectively, for audit work related to the plans.

All Other Fees: Excluding those fees described above, Schauer Taylor did not bill FCBI in 2006 and 2005 for any other fees.

In all instances, Schauer, Taylor’s performance of those services was pre-approved by FCBI’s Audit Committee, pursuant to FCBI’s corporate policy.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program has been designed to:

➢	attract and retain qualified management;
➢	meet short-term financial goals; and
➢	enhance long-term shareholder value.

We strive to pay each of our executive officers the base salary that would ordinarily be paid on the open market for fully qualified officers in similar positions. The Board of Directors, exclusive of Mr. Price, determines the level of base salary and any incentive bonus for our Chief Executive Officer and other executive officers based upon competitive norms. Actual salary changes and discretionary bonus awards are based upon the Board of Directors’ evaluation of FCBI’s and its subsidiary bank’s overall performance, the executive officer’s responsibilities, and the executive officer’s individual job performance. By basing the executive officers compensation level on the financial performance of FCBI on a consolidated basis, in addition to an individual’s job performance, we have aligned the executive officers’ incentives to maximize their compensation with increasing shareholder value. This compensation strategy is intended to reward our executive officers with an opportunity to receive above average compensation through outstanding performance by the executive officer and FCBI.

FCBI does not have a Compensation Committee. The Board believes that a standing Compensation Committee is not necessary because the Board of Directors as a whole, exclusive of Mr. Price, determines the appropriate compensation levels. Our directors are very familiar with the standard compensation levels in the community, and are knowledgeable regarding the current trends for compensating their executive officers. In evaluating the salary of the Chief Executive Officer and President, the Board of Directors also considers: (i) the accomplishments and results of FCBI; (ii) the Chief Executive Officer and President’s responsibilities for implementation of predetermined goals and objectives during the calendar year; and (iii) the compensation paid to chief executive officers within a banking industry peer group.

Our executive compensation program enables the aggregate compensation of an individual executive officer to be comprised of separate compensation components and opportunities, which typically includes a base salary, an opportunity for a performance bonus, and eligibility to participate in various other performance-based compensation plans, as described in this analysis.

Base Salary

Our Board of Directors believes that the base salaries of our executive officers are at a level such that they are competitive with the average market rates for persons holding similar positions in the financial institution industry. Our executive officers’ base salaries are annually reviewed by the Board of Directors to determine whether an adjustment is warranted based upon our review of comparable market data available through the Florida Bankers Association and other sources related to executive compensation and an individual executive officer’s performance.

Annual Performance Bonus

Each executive officer is also given the opportunity to earn an annual performance bonus, generally in the range of 15% to 40% of the officer’s base salary. In the fiscal year ending December 31, 2006, bonuses were determined and paid to our executive officers based on: (i) our overall performance during 2006 (using a discretionary evaluation); and (ii) the executive officer’s role in helping us to meet our overall performance goals, as set in consultation with the Chief Executive Officer.

Profit Sharing Plan

In 1973, Florida Community Bank adopted a Defined Contribution Benefits Plan (“Profit Sharing Plan”) for substantially all of its employees, including executive officers. The Profit Sharing Plan provides for contributions of a portion of our net profits to a trust for the benefit of participating employees. Our Board of Directors annually determines the amount of the contribution, which is also subject to the percentage of earnings limitations imposed by the Internal Revenue Code of 1986, as amended. All full-time employees, including executive officers, become eligible to participate in the Profit Sharing Plan when they have completed 12 months of service prior to the beginning of a Profit Sharing Plan year. An employee’s rights under the Profit Sharing Plan vest 20% after three years of service and an additional 20% for each of the next four years of service, being fully vested after seven years of credited service. A year of service means a Profit Sharing Plan year in which the employee has worked at least 1,000 hours. Effective January 1, 2004, the Profit Sharing Plan was amended to provide a 401(k) option to participants with certain incentive matching contribution provisions.

Our contributions are allocated to each participant in the proportion that an employee’s compensation bears to the compensation of all participants in the Profit Sharing Plan. The aggregate contribution for the Profit Sharing Plan for 2006 was $526,813.

Pension Plan

In 1966, Florida Community Bank adopted a Defined Contribution Pension Plan for the benefit of its employees (“Pension Plan”). The Pension Plan was merged with the Profit Sharing Plan described above, effective December 31, 2003, with the latter plan surviving.

Employee Stock Ownership Plan

In 2003, Florida Community Bank adopted a Defined Contribution Employee Stock Ownership Plan for the benefit of its employees (“ESOP”). The ESOP provides for contributions of a portion of our net profits to a trust for the benefit of participating employees. Our Board of Directors annually determines the amount of the contribution, which contribution shall be invested primarily in the capital stock of FCBI. Contributions are also subject to the percentage of earnings limitations imposed by the Internal Revenue Code of 1986, as amended. All full-time employees, including executive officers, become eligible to participate in the ESOP when they have completed 12 months of service prior to the beginning of an ESOP year. An employee’s rights under the ESOP vest 20% after three years of service and an additional 20% for each of the next four years of service, being fully vested after seven years of credited service. A year of service means an ESOP year in which the employee has worked at least 1,000 hours for us. The ESOP also contains a 401(k) option for participants, with certain incentive matching contribution provisions.

Our contributions are allocated to each participant in the proportion that an employee’s compensation bears to the compensation of all participants in the ESOP. The aggregate contribution for 2006 was $533,895.

2002 Key Employee Stock Compensation Program

At the 2002 Annual Meeting, our shareholders approved the 2002 Key Employee Stock Compensation Program (“Stock Program”) to provide for the grant of both incentive and non-statutory stock options to purchase shares of our common stock to our full-time employees, including our executive officers.

The purpose of the Stock Program is to advance FCBI’s interests by providing key employees an additional incentive and to attract additional persons of experience and ability to join our employee team in the future. We believe that FCBI’s long term interests will be advanced by providing our employees and executive officers with the same incentives as our other shareholders, which will motivate them to increase share value. Incentive stock options are designed to result in beneficial tax treatment to the employee, but no tax deduction for us. An employee who is granted incentive stock options incurs tax liability only when he or she sells the stock which he or she acquires through the exercise of his or her options. Compensatory stock options do not give the employee the tax benefits of an incentive stock option, but a tax deduction is available to us and tax liability is incurred by the employee when the options are exercised.

Options granted under the Stock Program are exercisable in one or more installments and may be exercisable on a cumulative basis, as determined by a committee formed to administer the Stock Program (“Program Administrators”). The Board of Directors has selected Jon R. Olliff, as Chairman, Bernard T. Rasmussen, and James O’Quinn to serve as the Program Administrators.

The maximum number of shares of common stock which may be subject to options granted under the Stock Program at any given time is 323,825 shares. Under the Stock Program, participants may each be granted an option to purchase shares of common stock at a price not less than its “fair market value” (as that term is defined in the Stock Program) on the date the option is granted. Under no circumstances will the fair market value be less than one-and-one-half times the book value of the underlying common stock.

In no case are any options, however, exercisable for the first year following the date they are granted. In addition, no options may be exercisable for a term longer than 10 years from the date of the grant and in the case of an employee who owns more than 10% of the combined voting power of all classes of stock, the term of any incentive option will be limited to three years. None of our employees owns 10% or more of our common stock.

Options are not transferable, except in the case of the death of the optionee. Furthermore, apart from an exception in the case of death or disability, all options terminate no later than 30 days following an optionee’s termination of employment.

In the event FCBI enters into an agreement to dispose of all or substantially all of its assets or stock, all options granted pursuant to the Stock Program shall become immediately exercisable. Furthermore, in the event of a change in control, or threatened change in control, all options granted pursuant to the Stock Program will become immediately exercisable; provided, however, that no options will be exercisable for a period of six months from the date of grant. The term “control” generally means the acquisition of 25% or more of FCBI’s voting securities by any person or group of persons acting in concert. This provision may have the effect of deterring hostile changes of control by increasing the costs of acquiring control.

The terms of the Stock Program may be amended by the Program Administrators, except that no amendment may increase the maximum number of shares included in the Stock Program, change the exercise price of the options, increase the maximum term established for any option, or permit a grant to a person who is not a full-time employee.

Board Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Stephen L. Price, FCBI’s and Florida Community Bank’s President and Chief Executive Officer, also serves as a member of the Board of Directors. Mr. Price participated in the Board’s deliberations regarding executive compensation by making recommendations as to the other executive officers’ salaries, but did not participate in any of the discussions regarding his own compensation.

Compensation Report

Our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based upon our review and discussion with management the Board of Director has authorized the Compensation Discussion and Analysis to be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2006.

Notwithstanding anything to the contrary set forth in any of FCBI’s previous filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement in whole or in part, the foregoing Compensation Report shall not be incorporated by reference into any such filings.

The foregoing report was respectfully submitted by Beauford E. Davidson, Patrick B. Lanford, Lewis J. Nobles, Jr., Jon R. Olliff, James O’Quinn, Stephen L. Price, Bernard T. Rasmussen, and Daniel G. Rosbough.

Compensation Tables

The following table sets forth compensation information regarding our Chief Executive Officer and President, the Chief Financial Officer, and our three other most highly compensated executive officers whose aggregate compensation exceeded $100,000 in 2006.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
Stephen L. Price FCBI & Florida Community Bank, CEO/President	2006	$240,000	$370,000	$61,800(1)	$671,800
Guy W. Harris FCBI & Florida Community Bank, Senior Vice President/CFO	2006	$80,000	$10,800	$18,160(2)	$108,960
Robert K. Mays Florida Community Bank, Executive Vice President	2006	$120,962	$44,423	0(3)	$165,385
John G. Tamblyn Florida Community Bank, Area President for Lee County	2006	$136,500	$28,413	$32,982(4)	$197,895
Larry T. Hall Florida Community Bank, Area President for LaBelle	2006	$120,000	$51,000	$34,200(5)	$205,200
(1)	Includes Directors fees and bonus of $17,800 and contributions of $18,300 to the Bank’s Profit Sharing Plan and $25,700 to the ESOP Plan.
(2)	Includes contributions of $9,080 to the Bank’s Profit Sharing Plan and $9,080 to the ESOP Plan.
(3)	Mr. Mays was not eligible to participate in the Bank’s Profit Sharing or ESOP Plans in 2006.
(4)	Includes contributions of $16,491 to the Bank’s Profit Sharing Plan and $16,491 to the ESOP Plan
(5)	Includes contributions of $17,100 to the Bank’s Profit Sharing Plan and $17,100 to the ESOP Plan.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information as of December 31, 2006, regarding the FCBI stock options that have been awarded to the named executive officers under FCBI’s Stock Program. The information listed below pertains to those stock options or portions thereof which have not yet been exercised and are currently outstanding.

(Table to follow on next page)

2006 Outstanding Equity Awards at Fiscal Year-End Table

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable

Stephen L. Price FCBI & Florida Community Bank President/CEO	49,766 11,060 25,920 7,200	0 2,764 17,280 10,800	$7.23 $13.89 $15.91 $21.67	10/25/2011 12/22/2013 9/15/2014 12/15/2015

Guy W. Harris FCBI & Florida Community Bank Senior Vice President/CFO	1,920	2,880	$21.67	12/15/2015

Robert K. Mays Florida Community Bank Executive Vice President	-	-	-	-

John G. Tamblyn Florida Community Bank Area President for Lee County	7,465 2,074 1,036	0 0 692	$7.23 $9.65 $15.91	10/25/2011 1/15/2013 9/15/2014

Larry T. Hall Florida Community Bank Area President for LaBelle	7,465 4,147 7,258	0 0 4,838	$7.23 $9.65 $15.91	10/25/2011 1/15/2013 9/15/2014

Reserved Shares under Stock Program

The following table sets forth information about the number of shares reserved for issuance under the Stock Program.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders	193,769	$12.23	73,738
Equity compensation plans not approved by security holders	0	0	0
Total	193,769	$12.23	73,738

Director Compensation

The following table reflects the compensation paid to FCBI’s directors in 2006 or changes in the value of their deferred compensation accounts.

2006 Director Compensation Table

Name(1)(2)	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

Beauford E. Davidson	$8,300	$21,750	$30,050

Patrick B. Langford	$17,800	0	$17,800

Lewis J. Nobles, Jr.	$14,518	$9,183	$23,701

Jon R. Olliff	$17,800	0	$17,800

James O’Quinn	$17,800	0	$17,800

Bernard T. Rasmussen	$13,653	$9,183	$22,836

Daniel G. Rosbough	$17,800	0	$17,800
   ___________________
(1) The compensation information for Director Stephen L. Price was previously included in the executive compensation tables above; therefore it is not repeated in this table.
(2) James E. Williams, Jr. retired on 11/21/06 and received $7,800 in Director’s fees in 2006.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS,
AND CERTAIN CONTROL PERSONS

FCBI does not make loans to its directors or executive officers. We encourage our directors, officers, and employees, however, to have banking relationships with our subsidiary, Florida Community Bank. Loans made to directors, executive officers, and principal shareholders, defined as individuals owning 10% or more of the bank’s common stock are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to such people, or to any of their related interests, must: (i) be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and (ii) not involve more than the normal risk of repayment or present other unfavorable features. All such loans conformed to such characteristics in 2006. There is, however, an exception for loans made to such employees that are made pursuant to a benefit or compensation package that is widely available to all employees and does not give a preference to directors, executive officers, and principal shareholders. There is also an aggregate limit of the greater of $25,000, or 5% of the amount of Florida Community Bank’s unimpaired capital and unimpaired surplus on all loans to an individual, unless the amount has been approved by the Board of Directors and the prospective borrower has abstained from participating in the voting.

There is a further exception regarding loans to executive officers of Florida Community Bank. Executive officers are those people who participate, or who have authority to participate, in major policymaking functions of Florida Community Bank, regardless of their title. Florida Community Bank may lend any otherwise permissible sum of money to an executive officer for: (i) financing the education of the officer’s children; (ii) a first mortgage on the officer’s residence which has been approved by the Board of Directors; or (iii) a loan secured by certain low-risk collateral. Florida Community Bank may also lend up to the higher of $25,000 or 2.5% of its unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

As of December 31, 2006, Florida Community Bank had an aggregate total of $4,302,639 outstanding in loans and other extensions of credit to its directors and executive officers. Florida Community Bank also makes loans in the normal course of business to FCBI’s shareholders. There are no shareholders who own 10% or more of our common stock and as such, the loans to shareholders are not included in the $4,302,639 aggregate amount. All of the outstanding loans to directors and executive officers are performing pursuant to their terms.

In addition, during 2006, we paid Langford Ford, Inc., a business interest of director Patrick B. Langford, a total of $133,522 for automobiles and related services. We also paid to Rosbough Enterprises, Ltd., of which director Daniel G. Rosbough is a general partner, $160,275 in 2006, to lease our Cypress Lake branch office. In Florida Community Bank’s normal course of business, it also sells loan participations in arms-length transactions to certain of its directors and parties related to directors. The balance of participations sold to these parties at December 31, 2006, was $6,177,314.

Florida Community Bank’s Board of Directors in evaluating any related party transactions, including the ones described above, considers the terms of such transactions to determine if the transaction is fair and reasonable to Florida Community Bank. Any deliberations on the transaction are conducted without the related person being present, and the related person must abstain from voting on the matter. The disinterested members of the Board of Director conduct a review of all related party transactions for potential conflicts of interest. All such transactions must be approved by the Board of Directors, and to the extent such transactions are ongoing business relationships with FCBI or Florida Community Bank, such transactions are reviewed annually. All related party transactions are evaluated to ensure such relationships are on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.

PROPOSAL II

We also seek your approval to adjourn the Annual Meeting in the event that there are insufficient numbers of votes to approve Proposal I at the Annual Meeting. In order to permit proxies that we receive to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, there will be no notice to shareholders of the time or place of the reconvened meeting, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “FOR” the Approval of the Adjournment of the Annual Meeting.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2006, all of our directors and executive officers who own our stock filed Form 4s and/or Form 5s with the Securities and Exchange Commission. The information on these filings represents the current ownership position of these individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2006, all such filings applicable to our officers, directors, or 10% shareholders were submitted timely.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the 2007 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our corporate office at 1400 North 15th Street, Immokalee, Florida 34142-2189, on or before November 21, 2007. Proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FCBI. Proxies may be solicited by directors, officers, or our other employees, in person or by telephone, e-mail, or mail.

AVAILABILITY OF FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION

Accompanying this Proxy Statement is our 2006 Annual Report and Form 10-K, which include our audited financial statements. Additional copies of the Annual Report and Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy should contact: Guy W. Harris, Chief Financial Officer, Florida Community Banks, Inc., 1400 North 15th Street, Immokalee, Florida 34142.

We currently file periodic reports with the Securities and Exchange Commission (including Form 10-Ks, Form 10-Qs, Proxy Statements, etc.). We file these periodic reports electronically via EDGAR, and they can be reviewed at the Securities and Exchange Commission’s website: www.sec.gov. They can also be inspected and copied at the Securities and Exchange Commission’s Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

FLORIDA COMMUNITY BANKS, INC.
March 22, 2007

REVOCABLE PROXY
FLORIDA COMMUNITY BANKS, INC.
ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of Florida Community Banks, Inc. (“FCB”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of the Bank which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at our corporate headquarters, located at 1400 North 15th Street, Immokalee, Florida 34142, on April 19, 2007, at 5:30 p.m., and at any and all adjournments thereof.

The undersigned shareholder of FCB may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of FCB, a written notice of revocation, by delivering to FCB a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of nine members of the Board of Directors, each for a one-year term;

To withhold authority for any nominee, cross through his name:

Beauford E. Davidson  Patrick B. Langford Lewis J. Nobles, Jr.

Jon R. Olliff   James O’Quinn  Stephen L. Price

Bernard T. Rasmussen  Daniel G. Rosbough

		FOR □	AGAINST ALL □
PROPOSAL II: The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposal I.	FOR □	AGAINST □	ABSTAIN □

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from FCB, prior to the execution of the Proxy, a Notice of the Annual Meeting and a Proxy Statement dated March 22, 2007.

No. of Common Shares Voting: _________ Signature: ____________________________________________

  Signature if held jointly: _________________________________
ADDRESS LABEL
   Date: ________________________________________________

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.